EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
FORD CREDIT AUTO RECEIVABLES LLC

THIS Amended and Certificate of Formation of Ford Credit Auto Receivables LLC (the “Company”), dated as of July 27, 2001, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. § 18-208, to amend and restate the original Certificate of formation of the Company, which was filed on August 18, 1997, with the Secretary of State of the State of Delaware (the “Certificate”), to form the limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

1.  Name.  The name of the limited liability company formed and continued hereby is Ford Credit Floorplan LLC.

2.  Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o the corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington Delaware 19801.

3.  Registered Agent.  The name and the address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the date first-above written.

By:	/s/ Emily E. Smith-Sulfaro
Emily E. Smith-Sulfaro
Authorized Person

CONSENT OF FORD CREDIT FLOORPLAN CORPORATION

UNDER 6 DEL. C. §18-102(3)

TO USE OF SIMILAR NAME

Pursuant to 6 Del. C. §18-102(3), Ford Credit Floorplan Corporation hereby consents to the registration with the Secretary of State of the State of Delaware of Ford Credit Floorplan, LLC, a limited liability company to be formed under the laws of the State of Delaware, and the use of the name Ford Credit Floorplan, LLC by the said limited liability company.

FORD CREDIT FLOORPLAN CORPORATION

By:	/s/ Emily E. Smith-Sulfaro
	Name:	Emily E. Smith-Sulfaro
	Title:	Assistant Secretary

Dated: July 31, 2001